EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Moody’s Corporation on Form 10-K for the year ended December 31, 2017 as filed with the SEC on the date hereof (the “Report”), I, Raymond W. McDaniel, Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RAYMOND W. MCDANIEL, JR.

Raymond W. McDaniel, Jr.
President and Chief Executive Officer

February 26, 2018

MOODY’S 2017 10-K	163